LOAN AND SECURITY AGREEMENT

               This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

          SECTION 1.     PARTIES
                         -------
               1.1 The "BORROWER" is the person, firm, corporation or other entity, identified as the Borrower in Section 10.6(c) and its successors and assigns. If more than one Borrower is specified in Section 10.6(c), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each. When Borrower is used in this Agreement to refer to all of the borrowers collectively, it is sometimes referred to as "BORROWERS" for purposes of context and clarity.

               1.2 The "LENDER" is THE CIT GROUP/CREDIT FINANCE, INC. and its successors and assigns.


          SECTION 2.   LOANS AND OTHER CREDIT ACCOMMODATIONS
                       -------------------------------------
               2.1   Revolving Loans.
                     ---------------
          Lender shall, subject to the terms and conditions contained herein, make revolving loans to each Borrower ("REVOLVING LOANS") in amounts requested by such Borrower from time to time, but not in excess of such Borrower's Net Availability existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations (as defined in Section 4.2 hereof) of all Borrowers to exceed the Maximum Credit.

               (a) The "MAXIMUM CREDIT" is set forth in Section 10.1(a) hereof.

               (b) The "GROSS AVAILABILITY" shall be calculated at any time as to each Borrower as (i) the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed with respect to such Borrower, by the Eligible Accounts
          Percentage set forth in Section 10.1(b),

                    plus:
                    ----
          (ii) the product(s) obtained by multiplying the applicable Eligible Inventory Percentage(s), if any, set forth in Section 10.1(b) by the values (as determined by Lender based on the lower of cost or market) of Eligible Inventory of such Borrower, but the aggregate amount for all Borrowers when added together shall not exceed any sublimits set forth in Section 10.1(c),

               (c) The "NET AVAILABILITY" shall be calculated at any time as to each Borrower as an amount equal to the Gross Availability of such Borrower minus the aggregate amount of all then-outstanding Obligations of such Borrower to Lender other than the then-outstanding principal balance of the Term Loans attributable to such Borrower, if any. The principal amount of Revolving Loans which Lender makes to a single Borrower at any given time shall not, except at the sole discretion of Lender, exceed the Net Availability of such Borrower.

               (d) "ELIGIBLE ACCOUNTS" are accounts created by a Borrower in the ordinary course of its business which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment, on fifteen (15) days' prior written notice to Borrower. Lender shall, in general, deem accounts to be Eligible Accounts if: (1) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in Section 10.1(d); (2) the amounts of the accounts reported to Lender are absolutely owing to Borrower and do not arise from sales on consignment, guaranteed sale or other terms under which payment by the account debtors may be conditional or contingent (other than the chargebacks and rebates (the "Chargebacks") given or allowed by Borrower to its customers in connection with its sales of Deconamine, Carmol and other pharmaceutical products); (3) the account debtor's chief executive office or principal place of business is located in the United States, or if the account debtor's chief executive office or principal place of business is located outside the United States, such accounts are insured by credit insurance or secured by a letter of credit issued or confirmed by a domestic bank, in each case acceptable to Lender; (4) such accounts do not arise from progress billings retainages or bill and hold sales; (5) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof other than the Chargebacks; (6) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise; (8) such accounts are not accounts with respect to which the account debtor is the United States or any State or political subdivision thereof or any department, agency or instrumentality of the United States, any State or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar State or local law, if applicable; (9) Borrower has delivered to Lender or Lender's representative such documents as Lender may have requested pursuant to Section 5.8 hereof in connection with such accounts and Lender shall have received a verification of such account, satisfactory to it, if sent to the account debtor or any other obligor or any bailee pursuant to Section 5.4 hereof; (10) there are no facts existing or threatened which might result in any material adverse change in the account debtor's financial condition; (11) such accounts owed by a single account debtor or its affiliates do not represent more than twenty (20%) percent of all otherwise Eligible Accounts (accounts excluded from Eligible Accounts solely by reason of this subsection (11) shall nevertheless be considered Eligible Accounts to the extent of the amount of such accounts which does not exceed twenty (20%) percent of all otherwise Eligible Accounts); (12) such accounts are not owed by an account debtor who is or whose affiliates are past due upon other accounts owed to Borrower comprising more than twenty-five (25%) percent of the accounts of such account debtor or its affiliates owed to Borrower; (13) such accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the amount of any customer credit limits as established, and changed, from time to time by Lender on notice to Borrower (accounts excluded from Eligible Accounts solely by reason of this subsection (13) shall nevertheless be considered Eligible Accounts to the extent the amount of such accounts does not exceed such customer credit limit); and (14) such accounts are owed by account debtors deemed creditworthy at all times by Lender.

               (e) "ELIGIBLE INVENTORY" is inventory owned by a Borrower which is and remains acceptable to Lender for lending purposes and is located at one of the addresses set forth in Section 10.6(e). Eligible Inventory shall not include (i) inventory consisting of work-in-process, samples, sales literature, promotion items, and slow moving or obsolete inventory, (ii) inventory not manufactured in compliance with all applicable Good Manufacturing Standards ("CGMP Standards"), (iii) inventory in the possession of a bailee, consignee or processor or located at a location leased by Borrower, unless such bailee, consignee, processor or landlord, as applicable, delivers to Lender an agreement in form and substance satisfactory to Lender, together with such Uniform Commercial Code financing statements as Lender shall require, and (iv) inventory located at a location owned by Borrower which is subject to a mortgage in favor of any person other than Lender, unless such person delivers to Lender an agreement in form and substance satisfactory to Lender.

               (f) Lender shall have a continuing right to deduct reserves in determining the Gross Availability ("RESERVES"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's sole judgement, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral, including but not limited to the right to adjust the Reserves and/or the Eligible Accounts Percentage to levels acceptable to Lender if Lender determines in its sole discretion that such adjustments are necessary due to, among other things, a change in either (i) the customers of Borrower that are buying pharmaceuticals subject to Chargebacks, or (ii) the potential dilution of all of Borrowers' accounts due to Chargebacks. Lender may, at its option, implement Reserves by designating as ineligible a sufficient amount of accounts or inventory which would otherwise be Eligible Accounts or Eligible Inventory so as to reduce Gross Availability by the amount of the intended Reserve.

               (g) Subject to the terms and conditions hereof, including but not limited to the existence of sufficient Gross and Net Availability, Borrowers agree to borrow sufficient amounts from time to time so that the average annual outstanding principal balance of the Revolving Loans and the Term Loan, if any ("AVERAGE ANNUAL LOAN BALANCE"), shall equal or exceed the principal amounts set forth below and in Section 10.1(e) as the Minimum Borrowing. Borrower will maintain Gross Availability or Net Availability in amounts sufficient to permit Borrower to comply with the Minimum Borrowing requirement. In the event Borrower does not borrow sufficient amounts to meet or exceed the Minimum Borrowing requirement, or in the event Borrower fails to maintain Gross and Net Availability at all times at amounts sufficient to permit Borrower to comply with the Minimum Borrowing requirement, then, in either of such event(s):

                         (i) During the first Loan Year of this Agreement, if the Average Annual Loan Balance is below $750,000, Borrower shall pay and Lender shall receive compensation equal to the amount by which $750,000 exceeds the Average Annual Loan Balance, multiplied by the applicable Interest Rate specified in Section 10.4(a) of this Agreement (averaged over the course of the first Loan Year), payable at the first anniversary of the Closing Date (as defined in Section 2.5 hereof);

                         (ii) During the second Loan Year and each Loan
                    Year thereafter, Borrower shall pay and Lender shall receive compensation equal to the amount by which $1,000,000 exceeds the Average Annual Loan Balance, multiplied by the applicable Interest Rate specified in this Agreement (averaged over the course of the applicable Loan Year), payable at the second anniversary of the Closing Date and each anniversary thereafter, as applicable.

          A "LOAN YEAR" means any period during the Term commencing on ________ in one year and ending on _____ in the next following year, with the first Loan Year being the period commencing on __________, 1997 and ending on ________, 1998.

          Notwithstanding the provisions of the immediately preceding sentence, Lender shall have no obligation to disburse to Borrower any amounts deemed to have been borrowed for purposes of meeting the Minimum Borrowing requirement unless Borrower has actually requested such disbursement from Lender and unless the Gross and Net Availability for Borrower is sufficient to support such disbursement.

               2.2 The amount of any term loan being made by Lender to Borrower is set forth in Section 10.2 ("Term Loan").


               2.3  Accommodations.
                    --------------
               (a) Lender may, in its sole discretion, issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("Accommodations"). Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans to Borrower.

               (b) In addition to the fees and costs of any issuer in connection with issuing or administering Accommodations, Borrower shall pay monthly to Lender, on the first day of each month, a charge on open Accommodations at the rate per annum (if any) set forth in Section 10.3 (the "Accommodation Charges").

               (c) No Accommodation will be issued unless the full amount of the Accommodation requested, plus fees and costs for issuance, is less than the Net Availability existing immediately prior to the issuance of the requested Accommodation, or if the requested Accommodation would cause the outstanding Obligations to exceed the Maximum Credit, or cause the open amount of Accommodations to exceed, at any time, the Accommodation sublimit (if any) set forth in Section 10.3.

               (d) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Accommodation shall be included in the term "Obligations", as defined herein, and shall include, without limitation, (i) all amounts due or which may become due under any Accommodation; (ii) all amounts charged or chargeable to Borrower or to Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Accommodations; (iii) Lender's Accommodation Charges and all fees, costs and other charges of any issuer of any Accommodation; and (iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or Accommodations or to the goods or documents relating thereto.

               (e) Borrower unconditionally agrees to indemnify and hold Lender harmless from any and all loss, claim or liability (including reasonable attorneys' fees) arising from any transactions or occurrences relating to any Accommodation established or opened for Borrower's account, the Collateral relating thereto and any drafts or acceptances thereunder, including any such loss or claim due to any action taken by an issuer of any Accommodation. Borrower further agrees to indemnify and hold Lender harmless for any errors or omissions in connection with the Accommodations, whether caused by Lender, by the issuer of any Accommodation or otherwise. Borrower's unconditional obligation to indemnify and hold Lender harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except for Lender's wilful misconduct. Borrower agrees that any charges made to Lender by any issuer of any Accommodation shall be conclusive on Borrower and may be charged to Borrower's account.

               (f) Lender shall not be responsible for: the conformity of any goods to the documents presented; the validity or genuineness of any documents; delay, default, or fraud by the Borrower or shipper and/or anyone else in connection with the Accommodations or any underlying transaction.

               (g) Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Accommodation, under or in connection with any Accommodation, shall be binding on Borrower and shall not create any resulting liability to Lender. In furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute for Borrower's account any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Accommodations. All of the foregoing actions may be taken in Lender's sole name, and the issuer thereof shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrower. None of the foregoing actions described in this subsection (g) may be taken by Borrower without Lender's express written consent.

               2.4  Certain Amounts Due Upon Demand.
                    -------------------------------
          Lender may, in its sole discretion, make or permit Revolving Loans, Accommodations or other Obligations in excess of the Maximum Credit, Gross or Net Availability or applicable formulas or sublimits. All or any portion of such excess(es) shall be immediately due and payable upon Lender's demand.

               2.5  Cash Losses; Reduction in Advance Percentages.
                    ---------------------------------------------
          In the event Borrowers' Cash Losses, cumulative from the date of this Agreement (the "Closing Date") through the initial Term of this Agreement, exceed $350,000, and such losses in excess of $350,000 are not cured by cash contributions to capital, the pledge to Lender of cash collateral on terms acceptable to Lender or by such other contribution to Borrowers as is satisfactory to Lender within three (3) months of such loss, then Lender, at its option, can on ten (10) days' notice, reduce the Eligible Accounts Percentage and/or the Eligible Inventory Percentage. Cash Losses for the purpose of this Agreement are defined as net income plus depreciation minus debt service minus non-financed capital expenditures plus cash equity contributions, all determined in accordance with generally accepted account principles consistently applied.


          SECTION 3.   INTEREST AND FEES

               3.1 Interest.
                    -------
          (a) Interest on the Revolving Loans and Term Loans (if any) shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.4(a). The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate (as defined below), effective as of the date of each such change. On and after any Event of Default (but only during the continuance of such Event of Default) or termination or non-renewal hereof, interest on all unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the Interest Rate otherwise payable until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

               (b) The "PRIME RATE" is the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York, or its successors, and assigns from time to time as its prime rate (the Prime Rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

               3.2   Facility Fee.
                     ------------
          Borrower shall pay Lender on the Closing Date, on each anniversary of the Closing Date, a Facility Fee in the amount set forth in Section 10.4(b), which fee for the initial term of this Agreement is fully earned as of the date hereof.

               3.3  Account Servicing Fee.
                    ---------------------
          If applicable, Borrower shall pay Lender monthly, on the first day of each month during the initial and each renewal Term an Account Servicing Fee for the immediately preceding month (or part thereof) in the amount set forth in Section 10.4(c).

               3.4  Unused Line Fee.
                    ---------------
          Borrower shall pay Lender monthly, on the first day of each month, in arrears, an Unused Line Fee for each month during the initial and each renewal Term at the rate per annum set forth in
          Section 10.4(d), calculated upon the amount, if any, by which $1,000,000 exceeds the average outstanding daily principal balance during the preceding month of all Revolving Loans, Accommodations and any Term Loan.

               3.5  Charges to Loan Account.
                    -----------------------
          At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due, as principal to any loan account of Borrower maintained by Lender. Interest, fees for Accommodations, the Unused Line Fee and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

               3.6  Credit Balances.
                    ---------------
          For purposes of calculating any interest, fees, balances or expenses hereunder, the outstanding daily principal balance of the Revolving Loans shall be deemed to be zero in the event that the outstanding daily principal balance of the Revolving Loans is a credit balance.


          SECTION 4.     GRANT OF SECURITY INTEREST
                         --------------------------

               4.1  Grant of Security Interest.
                    --------------------------
          To secure the payment and performance in full of all Obligations, each Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby collaterally assigns and pledges to Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.

               4.2  "OBLIGATIONS"
                    -------------
          shall mean any and all Revolving Loans, Term Loans, Accommodations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of any Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

               4.3 "COLLATERAL" shall mean all of the following property of each Borrower:

               All now owned and hereafter acquired right, title and interest of each Borrower in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property; general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrowers or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

               All now owned and hereafter acquired right, title and interest of each Borrower in, to and in respect of goods, including, but not limited to:

                    All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

                    All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto;

                    All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

          All now owned and hereafter acquired right, title and interests of each Borrower in, to and in respect of any personal property in or upon which Lender has or may hereafter have a security interest, lien or right of setoff;

          All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of any Borrower, any computer service bureau or other third party;

          All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.


          SECTION 5.   COLLECTION AND ADMINISTRATION
                       -----------------------------
               5.1  Collections.
                    -----------
          Each Borrower shall, at such Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral shall be sent to a lock box designated by and/or maintained in the name of Lender, and deposited into a bank account now or hereafter selected by Lender and maintained in the name of Lender under arrangements with the depository bank under which all funds deposited to such bank account are required to be transferred solely to Lender. Borrower shall bear all risk of loss of any funds deposited into such account. In connection therewith, Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other proceeds received by Borrower shall be held in trust for Lender and immediately remitted to Lender in kind.

               5.2  Payments.
                    --------
          All Obligations shall be payable at Lender's office set forth below or at Lender's bank designated in Section 10.6(b) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine. For purposes of determining Gross and Net Availability and for the calculation of Minimum Borrowings, remittances and other payments with respect to the Collateral and Obligations will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower maintained by Lender will be credited with remittances and other payments three (3) Business Days after the day Lender has received advice of receipt of remittances in Lender's account at Lender's Bank. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks located in states where Lender has its offices are authorized to close.

               5.3  Loan Account Statements.
                    -----------------------
          Lender shall render to Borrower monthly a loan account statement. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

               5.4  Direct Collections.

                    ------------------
          Lender may, at any time, whether or not an Event of Default has occurred, without notice to or assent of Borrower, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, and (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

               5.5   Attorney-in-Fact.
                     ----------------
          Each Borrower hereby appoints Lender and any designee of Lender as Borrower's attorney-in-fact and authorizes Lender or such designee, at Borrower's sole expense, to exercise at any times in Lender's or such designee's discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) transmit to account debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto, (c) notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (d) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (f) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and (g) execute in the name of Borrower and file against Borrower in favor of Lender financing statements or amendments with respect to the Collateral.

               5.6  Liability.
                    ---------
          Each Borrower hereby releases and exculpates Lender, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

               5.7  Administration of Accounts.
                    --------------------------
          After written notice by Lender to Borrower and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation, (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

               5.8  Documents.
                    ---------
          At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender or Lender's representative, as Lender shall designate, copies or original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to accounts or other Collateral, together with customer statements, schedules describing the accounts or other Collateral and/or statements of account and confirmatory assignments to Lender of the accounts or other Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.7, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return at Borrower's expense.

               5.9  Access.
                    ------
          From time to time as requested by Lender, at the sole expense of Borrower, Lender or its designee shall have access, prior to an Event of Default during normal business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting the Collateral, and all Borrower's books and records (provided, that in conducting such inspections, Lender shall use reasonable efforts not to disturb unnecessarily the conduct of Borrower's ordinary business operations), and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower, but only following the occurrence and during the continuance of an Event of Default.

               5.10  Environmental Audits.
                     --------------------
          From time to time, as requested by Lender, at the sole expense of Borrower, Borrower shall provide Lender, or its designee, complete access (during normal business hours and if no Event of Default then exists upon reasonable prior notice) to all of Borrower's facilities for the purpose of conducting an environmental audit of such facilities as Lender or its designees may deem necessary. Borrower agrees to cooperate with Lender with respect to any environmental audit conducted by Lender or its designee pursuant to this Section 5.10.


          SECTION 6.     ADDITIONAL REPRESENTATIONS, WARRANTIES AND
                         COVENANTS
                         -------------------------------------------
               Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrower:

               6.1   Financial and Other Reports.
                     ---------------------------
          Each Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied. Borrower shall, at its sole expense, on or before the fifteenth (15th) day of each month, deliver to Lender:
          (a) true and complete monthly agings of its accounts receivable, accounts payable and notes payable, including a monthly aging of all sales, with sales subject to Chargebacks segregated from all other sales; (b) weekly inventory reports; and (c) monthly internally prepared interim financial statements. Annually, Borrower shall deliver audited financial statements of Borrower accompanied by the report and opinion thereon of independent certified public accountants acceptable to Lender, as soon as available, but in no event later than ninety (90) days after the end of Borrower's fiscal year. All of the foregoing shall be in such form and together with such information with respect to the business of Borrower or any guarantor, as Lender may in each case reasonably request.

               6.2  Trade Names.
                    -----------
          Borrower may from time to time render invoices to account debtors under its trade names set forth in Section 10.6(g) after Lender has received prior written notice from Borrower of the use of such trade names and as to which, Borrower agrees that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and are subject to the security interest of Lender and the other terms of this Agreement, and (c) all schedules of accounts and confirmatory assignments including any sales made or services rendered using the trade name shall show Borrower's name as assignor and Lender is authorized to receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

               6.3  Losses.
                    ------
          Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.

               6.4  Books and Records.
                    -----------------
          Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in Section 10.6(d). Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Section 10.6 hereof, except Borrower may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Prior to any change in location or opening of any new place of business, Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, financing documents and security and other agreements as Lender may reasonably require, including, without limitation, those described in Section 6.14.

               6.5  Title.
                    -----
          Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except, if any, those set forth on Schedule A hereto.

               6.6  Disposition of Assets.
                    ---------------------
          Borrower shall not directly or indirectly: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than sales of inventory to buyers in the ordinary course of business) or (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower except that any of the Borrowers other than Bradley Pharmaceuticals, Inc. may merge with or into Bradley Pharmaceuticals, Inc. provided Bradley Pharmaceuticals, Inc. is the surviving corporation or (c) form or acquire any interest in any firm, corporation or other entity.

               6.7   Insurance.
                     ---------
          Borrower shall at all times maintain, with financially sound and reputable insurers, insurance (including, without limitation, at the option of Lender, earthquake insurance) with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Borrower hereby irrevocably appoints Lender and any designee of Lender as attorney-in-fact for Borrower to obtain at Borrower's expense, any such insurance should Borrower fail to do so and, following the occurrence and during the continuance of an Event of Default to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall deliver to Lender evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender as to all existing and future insurance policies with respect to the Collateral. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines.

               6.8  Compliance With Laws.
                    --------------------
          Borrower is and at all times will continue to be in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Borrower or its property. All of Borrower's inventory shall be produced in accordance with the requirements of the CGMP Standards and the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral prior to the date on which penalties are imposed or liens attach with respect thereto, unless the same are being contested in good faith and, at Lender's option, Reserves are established for the amount contested and penalties which may accrue thereon.

               6.9  Accounts.
                    --------
          With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied. As to each account, except as disclosed in writing to Lender at the time such account arises (a) each is valid and legally enforceable and represents an undisputed bona fide indebtedness incurred by the account debtor for the sum reported to Lender, (b) each arises from an absolute and unconditional sale of goods, without any right of return or consignment, or from a completed rendition of services, (c) each is not, at the time such account arises, subject to any defense, offset, dispute, contra relationship, counterclaim, or any given or claimed credit, allowance or discount other than the Chargebacks, and (d) all statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct in all material respects and in all material respects what they purport to be.

               6.10 Equipment.
                    ---------
          With respect to Borrower's equipment, Borrower shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

               6.11 Financial Covenants.
                    -------------------
          Borrower shall at all times maintain working capital and net worth (each as determined in accordance with generally accepted accounting principles, in effect on the date hereof, consistently applied) in the amounts (if any) set forth in Section 10.5(a) and
          (b) and Borrower shall not, directly or indirectly, expend or commit to expend, for fixed or capital assets (including capital lease obligations) an amount in excess of the capital expenditure limit (if any) set forth in Section 10.5(c) in any fiscal year of Borrower.

               6.12 Affiliated Transactions.
                    -----------------------
          No Borrower will, directly or indirectly: (a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity; or (b) declare, pay or make any dividend, redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding except that any of the Borrowers other than Bradley Pharmaceuticals, Inc. may make distributions to any other Borrower or to Bradley Pharmaceuticals, Inc. and any Borrower may make distributions in capital stock (or any options or warrants for such stock); or (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower; or (d) except in the ordinary course of its business, and not to exceed $50,000 in the aggregate for all Borrowers in any Loan Year, make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower, (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower.

               6.13 Fees and Expenses.
                    -----------------
          Borrowers shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defense asserted by Lender or claims or defense against Lender asserted by Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate set forth in Section 10.4(e) for Lender's examiners in the field and office; and (e) the costs, reasonable fees and disbursements of in-house and outside counsel to Lender, including but not limited to such fees and disbursements incurred as a result of litigation between the parties hereto, any third party and in any appeals arising therefrom.

               6.14 Further Assurances.
                    ------------------
          At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

               6.15  Revolving Loan.
                     --------------
          The Revolving Loan will not at any time exceed the Net
          Availability unless Lender has consented.

               6.16  Environmental Condition.
                     -----------------------
          None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency any action or omission by Borrower resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the environment. Borrower is in compliance (in all material respects) with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.


          SECTION 7.     EVENTS OF DEFAULT AND REMEDIES
                    ------------------------------
               7.1 Events of Default.
                   -----------------

          All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "EVENTS OF DEFAULT":

               (a) Any Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between such Borrower and Lender or any affiliate of Lender;

               (b) Any representation, warranty or statement of fact made by any Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading in any material respect;

               (c) Any guarantor revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

               (d) Any judgment or judgments aggregating in excess of $25,000 or any injunction or attachment is obtained against Borrower or any guarantor which remains unstayed for a period of ten (10) days or is enforced;

               (e) Borrower or any guarantor or a general partner of a guarantor or Borrower (which is a partnership), being a natural person, dies, or Borrower or any guarantor which is a partnership or corporation, is dissolved, or Borrower or any guarantor which is a corporation fails to maintain its corporate existence in good standing, or the usual business of Borrower or any guarantor ceases or is suspended;

               (f) Any change in the chief executive officer or controlling ownership of Borrower;

               (g) Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

               (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor;

               (i) The indictment or threatened indictment of Borrower or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material portion of the property of Borrower or such guarantor;

               (j) Any default or event of default occurs on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound, creating or relating to any indebtedness of Borrower to any person or entity other than Lender if the effect of such default or event of default is to accelerate, or to permit the acceleration of the maturity of such indebtedness;

               (k) Lender in good faith believes that either (i) the prospect of payment or performance of the Obligations is materially impaired or (ii) the Collateral is not sufficient to secure fully the Obligations; or

               (l) any material change occurs in the nature or conduct of Borrower's business.

               7.2  Remedies.
                    --------
          Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

               7.3  Application of Proceeds.
                    -----------------------
          Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

               7.4  Lender's Cure of Third Party Agreement Default.
                    ----------------------------------------------
          Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.



          SECTION 8.     JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND
                         CONSENTS
                         --------------------------------------------

               8.1  JURY TRIAL WAIVER.
                    -----------------
          EACH BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

               8.2  Counterclaims.
                    -------------
          Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

               8.3  Jurisdiction.
                    ------------
          Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.6(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by certified mail (return receipt requested) directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.6(a) is located and Borrower waives any objection based on FORUM NON CONVENIENS and any objection to venue in connection therewith.

               8.4  No Waiver by Lender.
                    -------------------
          Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as acquiescence to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.


          SECTION 9. TERM OF AGREEMENT; MISCELLANEOUS

               9.1  Term.
                    ----
          This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term of three (3) years from the date hereof and shall be deemed automatically renewed for successive terms of two
          (2) years thereafter unless terminated as of the end of the initial or any renewal term (each a "TERM") by either party giving the other written notice at least sixty (60) days' prior to the end of the then-current Term.

               9.2  Early Termination.
                    -----------------
          Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including the early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the then-current Term, in addition to all other Obligations, Borrower shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to $60,000 if Borrowers' written notice of termination is received by Lender or termination by Lender is effective prior to the end of the second Loan Year of the initial Term of this Agreement, and $40,000 if such termination occurs at any time thereafter, other than at the end of the then-current Term.

               9.3  Additional Cash Collateral.
                    --------------------------
          Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

               9.4  Notices.
                    -------
          Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
          Section 10.6(a) and to Borrower at its chief executive office set forth in Section 10.6(d), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three (3) days after mailing.

               9.5  Severability.
                    ------------
          If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

               9.6  Entire Agreement; Amendments; Assignments.
                    -----------------------------------------
          This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender and Borrower. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

               9.7  Discharge of Borrower.
                    ---------------------
          No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

               9.8  Usage.
                    -----
          All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

               9.9  Joint and Several Liability.
                    ---------------------------
          The liability of the Borrowers for all amounts due to Lender under this Agreement shall be joint and several regardless of which Borrower actually receives loans or other extensions of credit hereunder or the amount of such loans received or the manner in which Lender accounts for such loans or other extensions of credit or on its books and records. Each Borrower's Obligations with respect to Revolving Loans made to it or Accommodations issued for its account, and related fees, costs and expenses, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Revolving Loans made to the other Borrowers hereunder or Accommodations issued for the account of the other Borrowers hereunder, together with the related fees, costs and expenses, shall be separate and distinct obligations, all of which are primary obligations of each Borrower.

               Each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all of any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from any of the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
          (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Lender, (iv) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtor-in-possession under
          Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of Lender's claim(s) for repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (viii) any other circumstance which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers. With respect to each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to loans or other extensions of credit made to the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender to secure payment of the Obligations or any other liability of the Borrowers to Lender, whether any such right arises by way of suretyship or otherwise.

               Upon any Event of Default, Lender may, at its sole election, proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall not be under any obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

               9.10 Governing Law.
                    -------------
          This Agreement shall be governed by and construed in accordance with the laws of the State in which the office of Lender set forth in Section 10.6(a) below is located.

               9.11 Agency of Bradley Pharmaceuticals, Inc. for each other Borrower.
                    -------------------------------------------------------
          --------
          Each of the other Borrowers appoints Bradley Pharmaceuticals, Inc. as its agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers or by a Borrower other than Bradley Pharmaceuticals, Inc., acting singly, shall be valid and effective if given or taken only by Bradley Pharmaceuticals, Inc., whether or not any of the other Borrowers joins therein.


          SECTION 10.   ADDITIONAL DEFINITIONS AND TERMS

          10.1 (a)  Maximum Credit:               $3,000,000.00

               (b)  Gross Availability Formulas:

                         Eligible Accounts Percentage
                           (applicable to each Borrower):   45%

                         Eligible Inventory Percentages
                           (applicable to each Borrower):

                         Finished Goods           40%

                         Raw Materials            40%

               (c)  Inventory Sublimit(s):    $1,000,000 in the aggregate
                    with respect to all advances against Eligible Inventory, but not to exceed at any given time (i) 250% of all outstanding advances against Eligible Accounts, or (ii) $100,000 against Eligible Inventory consisting of raw materials.

               (d)  Maximum days after Invoice Date for Eligible Accounts:
                    90 days.

               (e)  Minimum Borrowing:       $750,000 during the first Loan
                    Year and $1,000,000 for each Loan Year thereafter, as more fully provided in Section 2.1(g) hereof.


          10.2 Term Loan:                         Not applicable.

          10.3 Accommodations:                    Not applicable.

          10.4 Interest, Fees & Charges:

               (a) Interest Rate: Prime Rate (as defined in Section 3.1(b) hereof) plus 2.25% per annum

               (b) Facility Fee: (i) $15,000, payable in full out of the initial advances to be made to Borrowers hereunder, and
                    (ii) $30,000 payable in full at each anniversary of the Closing Date during the initial Term of this Agreement, which Facility Fee for the initial Term of this Agreement shall be fully earned as of the Closing Date. The Facility Fee for each renewal Term of this Agreement is $60,000, $30,000 of which is payable on the first day of each renewal Term (the "RENEWAL DATE") and $30,000 is payable on the first anniversary of the Renewal Date. The Facility Fee for each renewal Term is fully earned as of the Renewal Date of each Term and payment of the Facility Fee for the initial Term and each renewal Term is secured by the Collateral.

               (c)  Account Servicing Fee:        Not applicable.

               (d)  Unused Line Fee:  per annum        0.5%

               (e)  Field Examination per diem         $650


          10.5 Financial Covenants:

               (a)  Working Capital:              Not applicable.

               (b)  Net Worth:               Not applicable.

               (c)  Capital Expenditures:   per fiscal year Not applicable,


          10.6 (a)  Lender's Office:    10 South LaSalle Street
                              Chicago, Illinois 60603

               (b)  Lender's Bank: Bank of America Illinois
                              231 S. LaSalle Street
                              Chicago, Illinois 60697

               (c)  Borrower: (i)  Bradley Pharmaceuticals, Inc., a New
                                   Jersey corporation ("Bradley")
                              (ii) Doak Dermatologics, Inc., a New York
                                   corporation ("Doak")
                              (iii)     Bradley Pharmaceuticals (Canada),
                                        Inc., a Canadian corporation
                              (iv) Bradley Pharmaceuticals Overseas, Ltd.,
                                   a U.S. Virgin Islands corporation

               (d)  Borrower's Chief
                    Executive Office:   (i)  383 Route 46 West
                                        Fairfield, New Jersey 07004-2402

               (e)  Locations of Eligible
                    Inventory Collateral:    (i)  383 Route 46 West
                                   Fairfield, New Jersey 07004-2402

                              (ii) 67 Sylvester Street
                                   Westbury, New York 11590

                              (iii)     62 Kinkel Street
                                   Westbury, New York

                              (iv) c/o DDN/Obergfel
                                   4605 Hickory Hill Road
                                   Memphis, Tennessee 38141

                              (v)  695 Summa Avenue
                                   Westbury, New York 11590

               (f)  Borrower's Other
                    Offices and Locations
                    of Collateral: (i)  666 Dundee Road
                                   Suite 1402
                                   Northbrook, Cook County, Illinois 60062

          (ii)      c/o Altaire Pharmaceuticals
                    25 Andrea Road
                    Holbrook, Suffolk County, New York 11741

          (iii)     c/o Alvin Last, Inc.
                    19 Babcock Place
                    Yonkers, Westchester County, New York 10701

          (iv)      c/o Amide Pharmaceuticals, Inc.
                    101 East Main street
                    Little Falls, New Jersey 07424

          (v)       c/o Denison Pharmaceuticals
                    60 Dunell Lane
                    Pawtucket, Providence County, Rhode Island 02862

          (vi)      c/o DM Graham Labs
                    58 Pearl Street
                    Hobart, Delaware County, New York, 13788

          (vii)     c/o KV Pharmaceuticals
                    2503 South Hanley Road
                    St. Louis, St. Louis County, Missouri 63144

          (viii)    c/o Hi Tech Pharmacal
                    369 Bayview Avenue
                    Amityville, Suffolk County, New York 11701

          (ix)      c/o Lini, Inc.
                    665 East Lincoln Avenue
                    Rahway, New Jersey 07065

          (x)       c/o Packaging Coordinators
                    K Street & Erie Avenue
                    Philadelphia, Philadelphia County, Pennsylvania 19124

          (xi)      c/o Phoenix Labs
                    175 Lauman Lane
                    Hicksville, Nassau County, New York 11801

          (xii)     c/o Reed-Lane, Inc.
                    550 Huyler Street
                    South Hackensack, New Jersey 07606

          (xiii)    c/o Thames Pharmacal
                    2100 Fifth Avenue
                    Ronkonkoma, Suffolk County, New York 11779

          (xiv)     c/o J Knipper & Co.
                    1645 Oak Street
                    Lakewood, New Jersey 08701


                    (g)  Borrower's Trade
                         Names for Invoicing:          Kenwood Laboratories


                    IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement this ___ day of _______, 1997.

                                   Lender:

                                   THE CIT GROUP/CREDIT FINANCE, INC.

                                   By:_____________________________
                                   Title:__________________________


                                   Borrower:

                                   BRADLEY PHARMACEUTICALS, INC.

                                   By:_____________________________
                                   Title:__________________________


                                   DOAK DERMATOLOGICS, INC.

                                   By:_____________________________
                                   Title:__________________________


                                   BRADLEY PHARMACEUTICALS (CANADA), INC.

                                   By:_____________________________
                                   Title:__________________________


                                   BRADLEY PHARMACEUTICAL OVERSEAS, LTD.

                                   By:_____________________________
                                   Title:__________________________

                                      SCHEDULE A

                                   PERMITTED LIENS